SMARTE SOLUTIONS, INC.

2002 STOCK INCENTIVE PLAN

STOCK OPTION EXERCISE AGREEMENT

This Stock Option Exercise Agreement (the “Exercise Agreement”) is made and entered into as of _________________________ (the “Effective Date”) by and between Smarte Solutions, Inc., a Delaware corporation (the “Company”), and the purchaser named below (the “Purchaser”).  Capitalized terms not defined herein shall have the meanings ascribed to them in Smarte Solutions, Inc.’s 2002 Stock Incentive Plan (the “Plan”) or the Stock Option Agreement.

Participant:

Social Security Number:

Address:

Option Shares Being Purchased:

Exercise Price Per Share:

Date of Grant:

Expiration Date:

Type of Stock Option:

[  ]  Incentive Stock Option

[  ]  Nonqualified Stock Option

1.

Exercise of Option.

1.1.

Exercise.  Pursuant to exercise of that certain option (the “Option”) granted to Purchaser under the Plan and the Stock Option Agreement and subject to the terms and conditions of this Exercise Agreement, Purchaser hereby purchases from the Company, and the Company hereby sells to Purchaser, the Total Number of Shares set forth above (the “Shares”) of the Company’s Common Stock at the Exercise Price Per Share set forth above (the “Exercise Price”).  As used in this Exercise Agreement, the term “Shares” refers to the Shares purchased under this Exercise Agreement and includes all securities received (a) in replacement of the Shares, (b) as a result of stock dividends or stock splits with respect to the Shares, and (c) all securities received in replacement of the Shares in a merger, recapitalization, reorganization or similar corporate transaction.

1.2.

Title to Shares.  The exact spelling of the name(s) under which Purchaser will take title to the Shares is:

Purchaser desires to take title to the Shares as follows:

[  ]

Individual, as separate property

[  ]

Husband and wife, as community property

[  ]

Joint Tenants

[  ]

Other; please specify:

1.3.

Payment.  Purchaser hereby delivers payment of the Exercise Price in cash (by check), whether or not acquired through a loan from the Company, in the amount of $______________, receipt of which is acknowledged by the Company.

2.

Delivery.

2.1.

Deliveries by Purchaser.  Purchaser hereby delivers to the Company (a) this Exercise Agreement, (b) if Purchaser is married, a consent of spouse in the form of Exhibit A attached hereto executed by Purchaser’s spouse, (c) the Exercise Price and payment or other provision for any applicable tax obligations in the form of a check, or a secured full recourse promissory note (“Note”) and (d) if the Purchaser has provided a Note for exercise of the Shares, a stock pledge agreement executed by Purchaser (“Pledge Agreement”) and two (2) copies of a blank stock power (“Stock Power”), both executed by Purchaser (and Purchaser’s spouse, if any).

2.2.

Deliveries by the Company.  Upon its receipt of the Exercise Price, payment or other provision for any applicable tax obligations and all the documents to be executed and delivered by Purchaser to the Company under Section 2.1 hereof, the Company will issue a duly executed stock certificate evidencing the Shares in the name of Purchaser, provided, however, if the Purchaser has (a) provided a Note for exercise of the Shares, such stock certificate shall be placed in escrow as provided in Section 10 hereof to secure payment of Purchaser’s obligation under the Note, or (b) exercised the Shares at any time prior to full vesting, such stock certificate shall be placed in escrow as provided in Section 7 of the Stock Option Agreement.

3.

Representations and Warranties of Purchaser.  Purchaser represents and warrants to the Company that:

3.1.

Agrees to Terms of the Plan.  Purchaser has received a copy of the Plan and the Stock Option Agreement, has read and understands the terms of the Plan, the Stock Option Agreement and this Exercise Agreement, and agrees to be bound by their terms and conditions.  Purchaser acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the Shares, and that Purchaser should consult a tax advisor prior to such exercise or disposition.

3.2.

Purchase for Own Account for Investment.  Purchaser is purchasing the Shares for Purchaser’s own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Securities Act.  Purchaser has no present intention of selling or otherwise disposing of all or any portion of the Shares and no one other than Purchaser has any beneficial ownership of any of the Shares.

3.3.

Access to Information.  Purchaser has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition that Purchaser reasonably considers important in making the decision to purchase the Shares, and Purchaser has had ample opportunity to ask questions of the Company’s representatives concerning such matters and this investment.

3.4.

Understanding of Risks.  Purchaser is fully aware of:  (a) the highly speculative nature of the investment in the Shares; (b) the financial hazards involved; (c) the lack of liquidity of the Shares and the restrictions on transferability of the Shares (e.g., that Purchaser may not be able to sell or dispose of the Shares or use them as collateral for loans); (d) the qualifications and backgrounds of the management of the Company; and (e) the tax consequences of investment in the Shares.  Purchaser is capable of evaluating the merits and risks of this investment, has the ability to protect Purchaser’s own interests in this transaction and is financially capable of bearing a total loss of this investment.

3.5.

No General Solicitation.  At no time was Purchaser presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Shares.

4.

Compliance with Securities Laws.  Purchaser understands and acknowledges that the Shares have not been registered with the SEC under the Securities Act and that, notwithstanding any other provision of the Stock Option Agreement to the contrary, the exercise of any rights to purchase any Shares is expressly conditioned upon compliance with the Securities Act and all applicable state securities laws.  Purchaser agrees to cooperate with the Company to ensure compliance with such laws.

5.

Restricted Securities.

5.1.

No Transfer Unless Registered or Exempt.  Purchaser understands that Purchaser may not transfer any Shares unless such Shares are registered under the Securities Act or qualified under applicable state securities laws or unless, in the opinion of counsel to the Company, exemptions from such registration and qualification requirements are available.  Purchaser understands that only the Company may file a registration statement with the SEC and that the Company is under no obligation to do so with respect to the Shares.  Purchaser has also been advised that exemptions from registration and qualification may not be available or may not permit Purchaser to transfer all or any of the Shares in the amounts or at the times proposed by Purchaser.

5.2.

SEC Rule 144.  In addition, Purchaser has been advised that SEC Rule 144 promulgated under the Securities Act, which permits certain limited sales of unregistered securities, is not presently available with respect to the Shares and, in any event, requires that the Shares be held for a minimum of one (1) year, and in certain cases two (2) years, after they have been purchased and paid for (within the meaning of Rule 144).  Purchaser understands that Rule 144 may indefinitely restrict transfer of the Shares so long as Purchaser remains an “affiliate” of the Company or if “current public information” about the Company (as defined in Rule 144) is not publicly available.

5.3.

SEC Rule 701.  If the Shares are issued pursuant to SEC Rule 701 promulgated under the Securities Act, the Shares may become freely tradeable by non-affiliates (under limited conditions regarding the method of sale) ninety (90) days after the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the SEC, subject to the lengthier market standoff agreement contained in Section 7 hereof or any other agreement entered into by Purchaser.  Affiliates must comply with the provisions (in addition to the holding period requirements) of Rule 144.

6.

Restrictions on Transfers.

6.1.

Disposition of Shares.  Purchaser hereby agrees that Purchaser shall make no disposition of the Shares (other than as permitted by this Exercise Agreement) unless and until:

(a)

Purchaser shall have notified the Company of the proposed disposition and provided a written summary of the terms and conditions of the proposed disposition;

(b)

Purchaser shall have complied with all requirements of this Exercise Agreement applicable to the disposition of the Shares;

(c)

Purchaser shall have provided the Company with written assurances, in form and substance satisfactory to counsel for the Company, that (i) the proposed disposition does not require registration of the Shares under the Securities Act or (ii) all appropriate actions necessary for compliance with the registration requirements of the Securities Act or of any exemption from registration available under the Securities Act (including Rule 144) have been taken; and

(d)

Purchaser shall have provided the Company with written assurances, in form and substance satisfactory to the Company, that the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Shares pursuant to the provisions of Section 4 hereof.

6.2.

Restriction on Transfer.  Purchaser shall not transfer, assign, grant a lien or security interest in, pledge, hypothecate, encumber or otherwise dispose of any of the Shares which are subject to the Company’s Repurchase Option or the Company’s Right of First Refusal described below, except as permitted by this Exercise Agreement.

6.3.

Transferee Obligations.  Each person (other than the Company) to whom the Shares are transferred by means of one of the permitted transfers specified in this Exercise Agreement must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Exercise Agreement and that the transferred Shares are subject to (a) both the Company’s Repurchase Option and the Company’s Right of First Refusal granted hereunder and (b) the market stand-off provisions of Section 7 hereof, to the same extent such Shares would be so subject if retained by the Purchaser.

7.

Market Standoff Agreement.  In the case of the initial underwritten public offering by the Company of shares of Common Stock, if the officers and directors of the Company agree not to effect any disposition of any equity security of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, other than as part of such underwritten public offering), Purchaser agrees to the same during the one hundred eighty (180) day period (or such longer period as may be reasonably requested by the underwriter of such offering) beginning on the effective date of such registration statement (except as a part of such registration), provided that Purchaser has received written notice of such registration prior to such effective date; provided, however, that any waiver of the foregoing restriction by the Company or the Company’s underwriters shall apply to all persons subject to such restrictions pro rata based on the number of shares of Company capital stock owned.

8.

Company’s Right of First Refusal.  Before any Shares held by Purchaser or any transferee of such Shares (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred by gift (including without limitation any transfer by (a) an assignment of any Shares for the benefit of creditors of the Holder, (b) a transfer by operation of law, (c) an execution of judgment against the Shares or the acquisition of record or beneficial ownership of Shares by a lender or creditor, (d) a transfer by will or under the laws of descent and distribution, (e) a transfer pursuant to any decree of divorce, dissolution or separate maintenance, any property settlement, any separation agreement or any other agreement with a spouse (except for bona fide estate planning purposes) under which any Shares are transferred or awarded to the spouse of the Holder or are required to be sold, or (f) a transfer resulting from the filing by the Holder of a petition for relief or the filing of an involuntary petition against Holder, under the bankruptcy laws of the United States or of any other nation (each instance referred to hereafter as the “Involuntary Transfer”)), the Company and/or its assignee(s) shall have an assignable right of first refusal to purchase the Shares to be sold or transferred (the “Offered Shares”) on the terms and conditions set forth in this Section (the “Right of First Refusal”).

8.1.

Notice of Proposed Transfer.  In the event the Holder proposes to transfer any Shares, other than by an Involuntary Transfer, the Holder of the Offered Shares shall deliver to the Company a written notice (the “Voluntary Transfer Notice”) stating:  (a) the Holder’s bona fide intention to sell or otherwise transfer the Offered Shares; (b) the name of each proposed bona fide purchaser or other transferee (the “Proposed Transferee”); (c) the number of Offered Shares to be transferred to each Proposed Transferee; (d) the bona fide cash price or other consideration for which the Holder proposes to transfer the Offered Shares (the “Offered Price”); and (e) that the Holder acknowledges this Notice is an offer to sell the Offered Shares to the Company and/or its assignee(s) pursuant to the Company’s Right of First Refusal at the Offered Price as provided for in this Exercise Agreement.  In the event of any Involuntary Transfer of any Vested Shares, the Holder shall deliver to the Company a written notice (the “Involuntary Transfer Notice”) stating:  (a) the number of Shares subject to the Involuntary Transfer, (b) the manner, circumstances and date of the Involuntary Transfer, and (c) the name and address of the Holder and transferee.  If the Company subsequently requests additional information concerning the Involuntary Transfer or transferee, Holder agrees to promptly provide the requested information to the Company.

8.2.

Exercise of Right of First Refusal.  At any time within thirty (30) days after the date of the Voluntary Transfer Notice or the Involuntary Transfer Notice (either being sometimes referred to herein as the “Notice”), the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all (or, with the consent of the Holder, less than all) the Offered Shares proposed to be transferred to any one or more of the Proposed Transferees named in the Notice, at the purchase price, determined as specified below.

8.3.

Purchase Price.  The purchase price for the Offered Shares purchased under this Section will be the Offered Price.  If no price or other legal consideration is to be paid for the Shares, the transfer will be referred to as a “Donative Transfer”.  If the Offered Price includes consideration other than cash, then the cash equivalent value of the non-cash consideration shall conclusively be deemed to be the present Fair Market Value of such non-cash consideration as conclusively determined in good faith by the Board.  In the case of a Donative Transfer or an Involuntary Transfer, the Offered Price to be paid to the Holder by the Company or its assignee will be the Fair Market Value on the proposed transfer date, as conclusively determined in good faith by the Board.

8.4.

Payment.  Payment of the Offered Price will be payable, at the option of the Company and/or its assignee(s) (as applicable), by check or by cancellation of all or a portion of any outstanding indebtedness owed by the Holder to the Company (or to such assignee, in the case of a purchase of Offered Shares by such assignee) or by a promissory note, not to exceed five (5) years and with an interest rate equal to at least the applicable federal rate as defined in Section 1274(d) of the Code or any combination thereof.  If the Company elects to pay by check, the Offered Price will be paid without interest within ninety (90) days after the Company’s receipt of the Notice, or, at the option of the Company and/or its assignee(s), in the manner and at the time(s) set forth in the Notice.

8.5.

Holder’s Right to Transfer.  If all of the Offered Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Holder may sell or otherwise transfer such Offered Shares to that Proposed Transferee at the Offered Price or at a higher price, provided, however, (a) such sale or other transfer is consummated within one hundred twenty (120) days after the date of the Notice, (b) any such sale or other transfer is effected in compliance with all applicable securities laws, and (c) the Proposed Transferee agrees in writing that the provisions of this Section will continue to apply to the Offered Shares in the hands of such Proposed Transferee.  If the Offered Shares described in the Notice are not transferred to the Proposed Transferee within such one hundred twenty (120) day period, then a new Notice must be given to the Company pursuant to which the Company will again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

8.6.

Exempt Transfers.  Notwithstanding anything to the contrary in this Section, the following transfers of Shares will be exempt from the Right of First Refusal: (a) the transfer of any or all of the Shares during Purchaser’s lifetime by gift or on Purchaser’s death by will or intestacy to Purchaser’s “Immediate Family” (as defined below) or to a trust for the benefit of Purchaser or Purchaser’s Immediate Family, provided that each transferee or other recipient agrees in a writing satisfactory to the Company that the provisions of this Section will continue to apply to the transferred Shares in the hands of such transferee or other recipient; (b) any transfer of Shares made pursuant to a statutory merger or statutory consolidation of the Company with or into another corporation or corporations (except that the Right of First Refusal will continue to apply thereafter to such Shares, in which case the surviving corporation of such merger or consolidation shall succeed to the rights of the Company under this Section unless the agreement of merger or consolidation expressly otherwise provides); or (c) any transfer of Shares pursuant to the winding up and dissolution of the Company.  As used herein, the term “Immediate Family” will mean Purchaser’s spouse, the lineal descendant or antecedent, father, mother, brother or sister, child, adopted child, grandchild or adopted grandchild of the Purchaser or the Purchaser’s spouse, or the spouse of any child, adopted child, grandchild or adopted grandchild of Purchaser or the Purchaser’s spouse.

8.7.

Termination of Right of First Refusal.  The Company’s Right of First Refusal will terminate when the Company’s securities become publicly traded.

9.

Rights as a Stockholder.  Subject to the terms and conditions of this Exercise Agreement, Purchaser will have all of the rights of a stockholder of the Company with respect to the Shares from and after the date that Shares are issued to Purchaser until such time as Purchaser disposes of the Shares or the Company and/or its assignee(s) exercise(s) the Right of First Refusal.  Upon an exercise of the Right of First Refusal, Purchaser will have no further rights as a holder of the Shares so purchased upon such exercise, other than the right to receive payment for the Shares so purchased in accordance with the provisions of this Exercise Agreement, and Purchaser will promptly surrender the stock certificate(s) evidencing the Shares so purchased to the Company for transfer or cancellation.

10.

Escrow.  If the Purchaser has provided a Note for exercise of the Shares, as security for Purchaser’s faithful performance of this Exercise Agreement, Purchaser agrees, immediately upon receipt of the stock certificate(s) evidencing the Shares, to deliver such certificate(s), together with the Stock Powers executed by Purchaser and by Purchaser’s spouse, if any (with the date and number of Shares left blank), to the Secretary of the Company or other designee of the Company (the “Escrow Holder”), who is hereby appointed to hold such certificate(s) and Stock Powers in escrow and to take all such actions and to effectuate all such transfers and/or releases of such Shares as are in accordance with the terms of this Exercise Agreement.  Purchaser and the Company agree that Escrow Holder will not be liable to any party to this Exercise Agreement (or to any other party) for any actions or omissions unless Escrow Holder is grossly negligent or intentionally fraudulent in carrying out the duties of Escrow Holder under this Exercise Agreement.  Escrow Holder may rely upon any letter, notice or other document executed with any signature purported to be genuine and may rely on the advice of counsel and obey any order of any court with respect to the transactions contemplated by this Exercise Agreement.  The Shares will remain in escrow so long as they are subject to the Pledge Agreement.

11.

Restrictive Legends and Stop-Transfer Orders.

11.1.

Legends.  Purchaser understands and agrees that the Company will place the legends set forth below or similar legends on any stock certificate(s) evidencing the Shares, together with any other legends that may be required by state or U.S. Federal securities laws, the Company’s Certificate of Incorporation or Bylaws, any other agreement between Purchaser and the Company or any agreement between Purchaser and any third party:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON PUBLIC RESALE AND TRANSFER, INCLUDING THE RIGHT OF FIRST REFUSAL OPTION HELD BY THE ISSUER AND/OR ITS ASSIGNEE(S) AS SET FORTH IN A STOCK OPTION EXERCISE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES.  SUCH PUBLIC SALE AND TRANSFER RESTRICTIONS INCLUDING THE RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

11.2.

Stop-Transfer Instructions. Purchaser agrees that, to ensure compliance with the restrictions imposed by this Exercise Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

11.3.

Refusal to Transfer.  The Company will not be required (a) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Agreement or (b) to treat as owner of such Shares, or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares have been so transferred.

12.

Tax Consequences.  PURCHASER UNDERSTANDS THAT PURCHASER MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF PURCHASER’S PURCHASE OR DISPOSITION OF THE SHARES.  PURCHASER REPRESENTS:  (a) THAT PURCHASER HAS CONSULTED WITH ANY TAX ADVISOR THAT PURCHASER DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND (b) THAT PURCHASER IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.

13.

Compliance with Laws and Regulations.  The issuance and transfer of the Shares will be subject to and conditioned upon compliance by the Company and Purchaser with all applicable state, local and U.S. Federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer.

14.

Successors and Assigns.  The Company may assign any of its rights under this Exercise Agreement, including its rights to purchase Shares under the Right of First Refusal.  This Exercise Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Exercise Agreement will be binding upon Purchaser and Purchaser’s heirs, executors, administrators, legal representatives, successors and assigns.

15.

Governing Law; Severability.  This Exercise Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to its conflict of law principles.  If any provision of this Exercise Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

16.

Notices.  Any notice required to be given or delivered to the Company shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices.  Any notice required to be given or delivered to Purchaser shall be in writing and addressed to Purchaser at the address indicated above or to such other address as Purchaser may designate in writing from time to time to the Company.  All notices shall be deemed effectively given upon personal delivery, (a) five (5) days after deposit in the United States mail by certified or registered mail (return receipt requested), (b) two (2) business day after its deposit with any return receipt express courier (prepaid), or (c) one (1) business day after transmission by facsimile.

17.

Further Instruments.  The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Exercise Agreement.

18.

Headings.  The captions and headings of this Exercise Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Exercise Agreement.

19.

Entire Agreement.  The Plan, the Stock Option Agreement and this Exercise Agreement, together with all Exhibits thereto, constitute the entire agreement and understanding of the parties with respect to the subject matter of this Exercise Agreement, and supersede all prior understandings and agreements, whether oral or written, between the parties hereto with respect to the specific subject matter hereof.  If there is any inconsistency between the terms of this Exercise Agreement and the terms of the Plan and Stock Option Agreement, the terms of the Plan and Stock Option Agreement shall govern and control.

IN WITNESS WHEREOF, the Company has caused this Exercise Agreement to be executed in triplicate by its duly authorized representative and Purchaser has executed this Exercise Agreement in triplicate as of the Effective Date, indicated above.

SMARTE SOLUTIONS, INC.

By:    Name:  Title:

PARTICIPANT: <signature> Printed Name:

SCHEDULE OF EXERCISED STOCK OPTIONS

Optionee	Type	Option Price	Exercise Shares	Exercise Date	Amount Paid
O’Brien, Shawn	ISO	$0.05	50,000	12/19/2002	$2,500
Webber, Neil	NSO	$0.05	50,000	6/25/2003	$2,500
Wall, Craig J.	NSO	$0.05	67,500	6/27/2003	$3,375
Taylor, Lewis A. III	NSO	$0.05	67,500	7/7/2003	$3,375
Eshelman, John	ISO	$0.05	40,000	7/16/2003	$2,000
Eshelman, John	ISO	$0.05	30,000	7/16/2003	$1,500
Bernard Group	NSO	$0.05	20,000	8/11/2003	$1,000
Martaga, William Jeffrey	NSO	$0.05	75,000	8/12/2003	$3,750
McKeand, Kevin	NSO	$0.05	30,000	9/19/2003	$1,500
Rodgers, Kelly	NSO	$0.05	40,000	10/20/2003	$2,000
Murphy, Kenneth W.	NSO	$0.05	250,000	11/5/2003	$12,500
Tatum CFO	NSO	$0.05	5,000	11/24/2003	$250
Lynch, Jack	NSO	$0.05	150,000	11/25/2003	$7,500
Kotwas, Matt	NSO	$0.05	100,000	11/26/2003	$5,000
Kotwas, Matt	NSO	$0.05	25,000	11/26/2003	$1,250
Eshelman, Michael	NSO	$0.05	75,000	12/10/2003	$3,750
Shapiro, Michael	NSO	$0.05	200	2/25/2004	$10
McAllister, Scott	NSO	$0.05	35,000	5/1/2004	$1,750
Maples, Michael J.	NSO	$0.05	50,000	6/15/2004	$2,500
Eshelman, Michael	NSO	$0.05	33,000	7/13/2004	$1,650
Veeramani, Uma	ISO	$0.05	50,000	7/27/2004	$2,500
Parrish, Jason	ISO	$0.05	209,300	7/27/2004	$10,465
Parrish, Jason	ISO	$0.05	12,500	7/27/2004	$635
Saraff, Surya	ISO	$0.05	30,000	8/28/2004	$1,500
Guyton, Ben	ISO	$0.05	6,042	8/31/2004	$302
Gullapalli, Neelima	ISO	$0.05	625	9/3/2004	$31
Vishwanath, Bala	ISO	$0.05	137,500	9/9/2004	$6,875
Vishwanath, Bala	ISO	$0.05	28,125	9/9/2004	$1,406
Vishwanath, Bala	ISO	$0.05	21,250	9/9/2004	$1,063
Thomas, Brooke	ISO	$0.05	20,625	9/12/2004	$1,031
Malmstedt, David	ISO	$0.05	150,000	9/13/2004	$7,500
Agrawal, Puru	ISO	$0.05	30,000	9/13/2004	$1,500
Gere, Wes	ISO	$0.05	30,000	9/13/2004	$1,500
Pham, Trieu	ISO	$0.05	30,000	9/13/2004	$1,500
TOTAL			1,949,167		$97,468

EXHIBIT A

Spouse Consent

A-1

SPOUSE CONSENT

The undersigned spouse of ____________________________ (the “Purchaser”) has read, understands, and hereby approves the Stock Option Exercise Agreement (the “Agreement”) between Purchaser and Smarte Solutions, Inc., a Delaware corporation (the “Company”).  In consideration of the Company’s granting my spouse the right to purchase the Shares as set forth in the Agreement, the undersigned hereby agrees to be irrevocably bound by the Agreement and further agrees that any community property interest I may have in the Shares shall similarly be bound by the Agreement.  The undersigned hereby appoints Purchaser as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.

Dated:

SPOUSE

(Signature)

Printed Name

Address:

A-2